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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 24, 1998

                             MCN ENERGY GROUP INC
            (Exact name of registrant as specified in its charter)


        MICHIGAN                        1-10070                 38-2820658
State of Incorporation          (Commission File             (I.R.S. Employer
                                     Number)                 Identification No.)


500 GRISWOLD STREET, DETROIT, MICHIGAN                           48226
(Address of principal executive offices)                        (Zip Code)



             Registrant's telephone number, including area code:
                                (313) 256-5500

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Item 5.  OTHER EVENTS
On June 24, 1998 MCN Energy Group Inc. issued the following press releases:

 MCN ENERGY GROUP APPOINTS MCNIC PRESIDENT, CEO

Detroit, June 24, 1998 - MCN Energy Group Inc. (NYSE-MCN) today said Joseph T. Williams has been appointed president and chief executive officer of MCN Investment Corporation (MCNIC), replacing Rai Bhargava, who has resigned to pursue personal entrepreneurial interests.

        "Joe was brought on board a year ago to lead our oil and gas unit," MCN Chairman, President and CEO Alfred R. Glancy III said. "He has been in the energy business 38 years and has top management experience at several large companies, overseeing both domestic and international operations. He has a solid background and now will lead a talented team of people who have developed and continue to refine MCNIC's broad portfolio of energy-related projects."

        Williams was appointed president and CEO of MCNIC's oil and gas subsidiary in July 1997. He continues to hold those titles in his new role. Williams began his career with The California Company (Chevron) upon graduation in 1960 from The University of Texas at Austin with a Bachelor of Science degree in petroleum engineering. He remained with various Chevron affiliates in areas of increasing responsibility for 18 years, half of which were spent in overseas assignments, including Saudi Arabia and the United Kingdom. In 1978, he joined Mitchell Energy & Development Corporation in Houston, where he served as president of the administrative division and, earlier, as senior vice president of planning and acquisition. In 1981, he founded Sovran Energy Corporation in Houston. In 1983, he joined Lear Petroleum Corporation in Dallas, where he eventually became president, CEO and chairman. Williams accepted the position of president and CEO of Dalen Resources Corporation (a subsidiary of PG&E Enterprises) in 1989, and became vice chairman and CEO of Dallas-based Enserch Exploration upon its purchase of Dalen from PG&E in 1995.

        Glancy noted that Bhargava brought Williams into the organization last year because of his leadership capabilities and extensive energy-related experience.

        "Rai built a highly capable team that has implemented a successful portfolio-management strategy since 1992," Glancy said. "We are grateful for Rai's many contributions to MCN's growth, and wish him well in his future endeavors."

MCN Energy Group Inc. is a diversified energy holding company with more than $4 billion of assets, and with markets and investments throughout North America and in Asia. The company operates through two major business groups: Diversified Energy, operating through MCN Investment Corporation, is involved in oil and gas exploration and production, natural gas gathering, transmission, processing and storage, energy marketing, electric power generation and distribution, and other energy-related businesses; Gas Distribution consists principally of Michigan Consolidated Gas Company, a natural gas distribution and transmission company serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at http://www.mcnenergy.com.



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                 MCN ENERGY GROUP SEES SECOND-QUARTER CHARGE,
            REFOCUSES E&P STRATEGY, UPDATES EARNINGS EXPECTATIONS


Detroit, June 24, 1998 -- MCN Energy Group Inc. (NYSE:MCN) today said it expects to incur an after-tax charge to earnings for the second quarter of up to $225 million, primarily due to the impact of low oil and gas prices on its exploration and production (E&P) business and the under-performance of certain exploration properties. Substantially all of the charge will be non-cash.


SECOND-QUARTER CHARGE

        "The energy price issue is an industry-wide phenomenon," MCN Chairman, President and CEO Alfred R. Glancy III said. "Full-cost-accounting E&P companies such as ours are being hit particularly hard because the Securities and Exchange Commission requires oil and gas reserves to be valued at current or contract prices at the end of each quarter. This 'ceiling test' sets a low value on the reserves based on a temporary plunge in energy prices, rather than reflecting the actual anticipated long-term value of those reserves."

        The exact charge to earnings will be determined following the quarter's close, largely influenced by oil and gas prices at that time, Glancy said.

        "The write-down we expect to take for the second quarter will allow MCN to finish 1998 in position to resume a steady pace of earnings growth," he said.

        Glancy said a key issue being addressed by the anticipated write-down is lower-than-expected exploratory drilling results in the company's Midcontinent/Gulf Coast region.

        "After completing a comprehensive review of our E&P operations, we have concluded that we should return to our original, lower-risk strategy," Glancy said.


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REFOCUSED E&P STRATEGY

        Glancy said that, stemming from the review, the company is undertaking a restructuring of its E&P unit, with the intent of exiting the exploratory part of the business. "We have an attractive inventory of exploration properties that will require some additional investment as we carefully move out of this higher-risk area. We will be divesting these properties because they don't fit our risk profile," he said.

        "Moving forward, we intend to focus on projects such as our existing Antrim shale, coalbed methane and conventional development drilling," he said. "These plays provide both quick and consistent cashflows and earnings. We will continue to look for new investment opportunities in such lower-risk areas, as well as build upon our current holdings."

        Glancy said that, as a result of the refocused E&P activities, capital investments in the E&P business for each 1998 and 1999 will be approximately half the previous year's level of $375 million.

        "We will continue our overall strategy of growing through a diversified portfolio approach," he said. "Capital investments are expected to be strong in all of our businesses. As always, we will manage this portfolio with the intent of maximizing shareholder value, which entails relatively frequent acquisitions and divestitures of assets. Furthermore, we remain committed to sharing earnings growth with shareholders by periodically increasing our dividend and using the balance to help fund new investments."

LOWER EARNINGS EXPECTATIONS

        Glancy said the company's diversified portfolio of energy-related projects, as well as the continued excellent performance of its Michigan Consolidated Gas subsidiary, is expected to help it overcome the E&P issues and resume earnings growth. However, the company is no longer comfortable with analysts' earnings expectations for both 1998 and 1999 due to lower anticipated capital investments and reduced gas and oil production.

        "Excluding the impact of the planned second-quarter charge, we now expect 1998 earnings to be approximately 10 percent to 15 percent below last year's $1.91 per share," he said. "We expect earnings to recover to a range of at least $2 to $2.10 per share for 1999, assuming a return to normal weather and contributions from coal fines tax credits."




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COAL FINES PROJECT UPDATE

        On the subject of the coal fines project, Glancy said the company is in the process of starting up operations. "We are working on a tight schedule but remain optimistic of having all six plants in service by the June 30 deadline," he said. "Obviously, with only a few days remaining until the deadline, there is still a risk that we will not have all the plants in service in time."

        The coal fines project will recover particles of coal that have been a waste-product of the mining process, producing briquettes that are expected to qualify for Section 29 "synthetic fuel" tax credits.

MCN Energy Group Inc. is a diversified energy holding company with more than $4 billion of assets, and with markets and investments throughout North America and in Asia. The company operates through two major business groups: Diversified Energy, operating through MCN Investment Corporation, is involved in oil and gas exploration and production, natural gas gathering, transmission, processing and storage, energy marketing, electric power generation and distribution, and other energy-related businesses; Gas Distribution consists principally of Michigan Consolidated Gas Company, a natural gas distribution and transmission company serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at http://www.mcnenergy.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. A discussion of these risks and uncertainties is included in the company's periodic reports filed with the Securities and Exchange Commission.


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                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MCN ENERGY GROUP INC.

                                        By /s/ Sebastian Coppola
                                          -------------------------------------
                                          Sebastian Coppola
                                          Senior Vice President and Treasurer

Date:  June 25, 1998



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